UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2009

Altus Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PO Box 403, Burlington, Massachusetts		01803
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-373-6000

610 Lincoln Street, Waltham, MA 02451
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 2, 2009, Altus Pharmaceuticals Inc (Altus) entered into an Asset Purchase Agreement with Boaopharma, Inc. (Boaopharma). Under the terms of the agreement, Altus sold virtually all of its laboratory equipment located at its facility at 610 Lincoln Street, Waltham, MA to Boaopharma for aggregate cash consideration of $355,390, with the proviso that if substantially all of the equipment was removed from the facility by October 9, 2009, the purchase price would be reduced to $305,390.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Pharmaceuticals Inc.

October 8, 2009	By:	Thomas J. Phair, Jr.

Name: Thomas J. Phair, Jr.
Title: Vice President, Finance